UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Sadot Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

Sadot Group Inc.

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

August 17, 2026

Dear Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sadot Group Inc., which will be held on September 10, 2026, beginning at 10:00 a.m., Eastern Time, virtually via live webcast at https://www.meetnow.global/MWWHJMS.

We are sending stockholders of record at the close of business on August 7, 2026, the Proxy Materials, including our Proxy Statement and Annual Report, and instructions on how to vote online.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. In addition to the election of directors and the ratification of our independent registered public accounting firm, at this year’s Annual Meeting you will be asked to approve our 2026 Stock Incentive Plan and several matters of particular importance to the Company’s capital structure and its recently completed financings, including (i) the approval, for purposes of the Nasdaq listing rules, of the issuance of the shares of our common stock issuable upon conversion or otherwise pursuant to the terms of the senior secured convertible promissory notes issued and issuable pursuant to the terms of that certain Securities Purchase Agreement, dated as of July 16, 2026, (ii) the approval of authority to effect one or more reverse stock splits, (ii) the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock, (iv) the approval, for purposes of the Nasdaq listing rules, of the issuance of the shares of common stock issuable pursuant to the terms of that certain Equity Purchase Facility Agreement, dated as of July 16, 2026, , and (v) the approval of the issuance of shares of common stock upon potential conversion of the promissory note issued in connection with our acquisition of Anira Consulting FZC, within the parameters described in the accompanying Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” each of the proposals described in the accompanying Proxy Statement.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

To be admitted to the Annual Meeting you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may attend the Annual Meeting, and you will be able to vote your shares electronically and submit questions during the live webcast, by logging in at https://www.meetnow.global/MWWHJMS using the 16-digit control number included in your proxy materials. Online check-in will begin at 9:45 a.m. Eastern Time on the meeting date. We recommend that you log in at least 15 minutes before the meeting start time.

Proxy materials are being first released or mailed on or about August 17, 2026 to all stockholders entitled to vote at the Annual Meeting.

Thank you for your continued support of Sadot Group Inc. We look forward to seeing you at the Annual Meeting.

/s/ Chagay Ravid
Chagay Ravid
Chief Executive Officer and Director

Sadot Group Inc.

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 10, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Sadot Group Inc., a Nevada corporation (the “Company”), will be held on September 10, 2026, at 10:00 a.m., Eastern Time, virtually via live webcast at https://www.meetnow.global/MWWHJMS.

The Annual Meeting is being held to consider the following proposals:

1.	to elect the five (5) directors named in this Proxy Statement to hold office until our 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (the “Director Election Proposal”);

2.	to ratify the appointment of Kreit & Chiu CPA LLP (“Kreit”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”);

3.	to approve the Sadot Group Inc. 2026 Stock Incentive Plan, pursuant to which 3,000,000 shares of common stock will be reserved for issuance thereunder (the “2026 Plan Proposal”);

4.	to approve, for purposes of complying with Nasdaq Listing Rule 5635(b) and 5635(d) of the Nasdaq Capital Market (the “Principal Market”), the potential issuance of shares of common stock issuable upon conversion or otherwise pursuant to the terms of the senior secured convertible promissory notes (the “Senior Secured Notes” or the “Notes”) issued and issuable pursuant to the Securities Purchase Agreement, dated as of July 16, 2026 (the “Securities Purchase Agreement”), by and among the Company and the investor named therein, in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the Securities Purchase Agreement at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d) (the “Note Nasdaq Issuance Proposal”);

5.	to approve authority for the Board of Directors, in its sole discretion, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock at a ratio within the range of 5-for-1 up to 250-for-1, at such time or times as the Board of Directors may determine on or prior to December 31, 2027, through one or more amendments to the Company’s Articles of Incorporation (the “Reverse Stock Split Authority” and such proposal, the “Reverse Stock Split Proposal”);

6.	to approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 12,500,000 to 1,000,000,000 (the “Authorized Share Increase Proposal”);

7.	to approve, for purposes of complying with Nasdaq Listing Rules 5635(b) a5635(d) of the Principal Market, the potential issuance of shares of common stock issuable pursuant to the Equity Purchase Facility Agreement, dated as of July 16, 2026 (the “Equity Purchase Facility Agreement” or the “EPFA”), by and between the Company and the investor named therein, in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the EPFA at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d) (the “EPFA Nasdaq Issuance Proposal”);

8.	to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), the issuance of shares of common stock upon conversion of up to $5,000,000 in aggregate principal amount of the promissory note issued by the Company on June 2, 2026 to Shrvan Kumar Yadav as partial consideration for the Company’s acquisition of Anira Consulting FZC (the “Anira Note”), subject to and conditioned upon the Company and the holder of the Anira Note entering into a definitive agreement providing for a conversion price per share of not less than 75% of the market price of the common stock (a maximum discount of 25%), as described in this Proxy Statement (the “Anira Note Conversion Proposal”);

9.	to approve one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal Nos. 4, 5, 6, 7 or 8 (the “Adjournment Proposal”); and

10.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock and our Series A Preferred Stock as of the close of business on August 7, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

All stockholders are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual meeting, please vote as promptly as possible by following the instructions in the Proxy Statement in order to ensure your representation at the meeting.

By Order of the Board of Directors
/s/ Chagay Ravid
Chagay Ravid
Chief Executive Officer and Director

Burleson, Texas

August 17, 2026

This Proxy Statement is first being distributed or made available, as the case may be, on or about August 17, 2026.

TABLE OF CONTENTS

Matter	Page No.
General Information About the Annual Meeting and Voting	5
Proposal No. 1 — Election of Directors	12
Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	17
Proposal No. 3 — Approval of the 2026 Stock Incentive Plan	18
Proposal No. 4 — Approval, for purposes of complying with Nasdaq Listing Rule 5635(b) and 5635(d) of the Principal Market, of the potential issuance of shares of common stock issuable upon conversion or otherwise pursuant to the terms of the Notes issued and issuable pursuant to the Securities Purchase Agreement, in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the Securities Purchase Agreement at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)	20
Proposal No. 5 — Approval of the Reverse Stock Split Authority	22
Proposal No. 6 — Approval of an Amendment to the Articles of Incorporation to Increase the Authorized Shares of Common Stock to 1,000,000,000	24
Proposal No. 7 — Approval, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) of the Principal Market, of the potential issuance of shares of common stock issuable pursuant to the Equity Purchase Facility Agreement in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the EPFA at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)	26
Proposal No. 8 — Approval, for purposes of complying with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), of the issuance of shares of common stock upon conversion of the Anira Note	28
Proposal No. 9 — Approval of the Adjournment Proposal	31
Executive Compensation	32
Security Ownership of Certain Beneficial Owners and Management	35
Certain Transactions with Related Persons	36
Stockholder Proposals and Director Nominations	37
Other Matters	37
Householding	37
2025 Annual Report	37
Annex A — 2026 Stock Incentive Plan	A-1
Annex B — Form of Proxy Card	B-1

Sadot Group Inc.

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 10, 2026

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Sadot Group Inc. (the “Company,” “Sadot Group,” “we,” “us,” or “our”), in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on September 10, 2026 at 10:00 a.m., Eastern Time, virtually via live webcast at https://www.meetnow.global/MWWHJMS.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●	Proposal No. 1: Election of the five (5) director nominees listed in this Proxy Statement.

●	Proposal No. 2: Ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

●	Proposal No. 3: Approval of the Sadot Group Inc. 2026 Stock Incentive Plan, pursuant to which 3,000,000 shares of common stock will be reserved for issuance thereunder.

●	Proposal No. 4: Approval, for purposes of complying with Nasdaq Listing Rule 5635(b) and 5635(d) of the Principal Market, of the potential issuance of shares of common stock issuable upon conversion or otherwise pursuant to the terms of the Notes issued and issuable pursuant to the Securities Purchase Agreement, in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the Securities Purchase Agreement at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d).

●	Proposal No. 5: Approval of authority for the Board of Directors, in its sole discretion, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock at a ratio within the range of 5-for-1 up to 250-for-1, on or prior to December 31, 2027.

●	Proposal No. 6: Approval of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 12,500,000 to 1,000,000,000.

●	Proposal No. 7: Approval, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) of the Principal Market, of the potential issuance of shares of common stock issuable pursuant to the Equity Purchase Facility Agreement in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the EPFA at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d) .

●	Proposal No. 8: Approval, for purposes of complying with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), of the issuance of shares of common stock upon conversion of up to $5,000,000 in aggregate principal amount of the Anira Note, subject to the entry into a definitive conversion agreement providing for a conversion price of not less than 75% of the market price of the common stock (a maximum discount of 25%).

●	Proposal No. 9: Approval of one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal Nos. 4, 5, 6, 7 or 8.

Why is the Company seeking stockholder approval of Proposal Nos. 4, 5, 6, 7 and 8 at this time?

On July 16, 2026, the Company entered into the Securities Purchase Agreement with certain institutional investor (the “Note Investor”), pursuant to which the Company agreed to issue and sell to the Note Investor, Notes in the aggregate original principal amount of up to $100,000,000. Pursuant to the Securities Purchase Agreement, the Company agreed to hold a meeting of its stockholders no later than fifty (50) calendar days after the date of the initial closing pursuant to the Securities Purchase Agreement (the “Stockholder Meeting Deadline”) to solicit the affirmative vote of the Company’s stockholders for approval of resolutions providing for (i) the Note Nasdaq Issuance Proposal, (ii) Reverse Stock Split Proposal and (iii) the Authorized Share Increase Proposal. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained by the Stockholder Meeting Deadline, the Company is required to adjourn and reconvene the meeting at least as often as every seventy-five (75) calendar days thereafter until the Stockholder Approval is obtained, but in no event later than the 365th calendar day after the Closing Date.

In addition, on July 16, 2026, the Company entered into the EPFA with the investor named therein (the “EPFA Investor”), pursuant to which the Company has the right to issue and sell to the EPFA Investor, from time to time, up to an aggregate of $100.0 million of newly issued shares of common stock. Pursuant to the EPFA, the Company agreed to hold a meeting of its stockholders no later than sixty (60) days following the date of the EPFA to solicit its stockholders’ affirmative vote for approval of proposals authorizing (i) the EPFA Nasdaq Issuance Proposal and (ii) the Authorized Share Increase Proposal. If such approvals are not obtained by such deadline, the Company is required to adjourn and reconvene the meeting at least as often as every seventy-five (75) calendar days thereafter until such approvals are obtained, but in no event later than the 365th calendar day after the date of the EPFA.

Finally, as described in Proposal No. 8, the Company is also seeking advance stockholder approval, for purposes of the Nasdaq listing rules, of the issuance of shares of common stock upon a potential future conversion of the $5,000,000 promissory note issued in connection with the Company’s June 2026 acquisition of Anira Consulting FZC, subject to and conditioned upon the entry into a definitive agreement providing for a conversion price of not less than 75% of the market price of the common stock. Neither the Company nor the holder of that note has agreed to any conversion of the note, and neither is under any obligation to do so; the Board of Directors is seeking approval at the Annual Meeting in order to avoid the delay and expense of a further stockholder meeting in the event a definitive conversion agreement is reached.

Delivery of Proxy Materials

We have elected to provide our stockholders with a full set of our proxy materials, including this Proxy Statement, our Annual Report and a proxy card, by mail. Accordingly, we are not furnishing our proxy materials to stockholders pursuant to the “Notice and Access” rules of the SEC, and stockholders will receive printed copies of the proxy materials. This Proxy Statement and our Annual Report are also available free of charge at https://www.edocumentview.com/SDOT.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement was filed with the SEC, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock and of our Series A Preferred Stock as of the close of business on August 7, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 1,320,015 shares of our common stock issued and outstanding and entitled to vote and 10,000 shares of Series A Preferred Stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The terms of the Series A Preferred Stock are set forth in the Certificate of Designation of Series A Preferred Stock, as amended by the Certificate of Amendment filed with the Nevada Secretary of State on March 2, 2026 (as so amended, the “Certificate of Designation”). Each share of Series A Preferred Stock has a stated value of $5.1596, is not convertible into common stock, and is entitled to vote together with the common stock as a single class on an as-converted basis, with each share carrying 5.1596 votes, for an aggregate of 51,596 votes across all 10,000 shares of Series A Preferred Stock. Accordingly, as of the Record Date there were an aggregate of 1,371,611 votes entitled to be cast at the Annual Meeting.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. Only record holders and beneficial owners of our common stock or Series A Preferred Stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials, if you elected to receive a hard copy, have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of one-third in voting power of our capital stock issued and outstanding and entitled to vote, present in person, by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are abstentions and broker non-votes?

While the inspector of elections will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions and “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote on any proposal that requires the approval of a majority of the voting power of the issued and outstanding shares entitled to vote, such as Proposal Nos. 5 and 6.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf. We expect that Proposal Nos. 1, 3, 4, 7 and 8 will be considered non-routine matters, and that Proposal Nos. 2, 5, 6 and 9 will be considered routine matters as to which brokers may exercise discretionary voting authority; however, the final determination will be made by the applicable member organizations.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, you may vote in accordance with the proxy card or voter instruction form you receive. You may also attend and vote at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on September 9, 2026. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can attend, vote, and submit questions at the virtual Annual Meeting by visiting https://www.meetnow.global/MWWHJMS and entering the 16-digit control number included with your proxy materials. Online access will begin at 9:45 a.m. Eastern Time.

How does the Board recommend that I vote?

The Board of Directors unanimously recommends that you vote:

●	“FOR” each of the five director nominees named in this Proxy Statement (Proposal No. 1);

●	“FOR” the ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2);

●	“FOR” the approval of the 2026 Stock Incentive Plan (Proposal No. 3);

●	“FOR” the Note Nasdaq Issuance Proposal (Proposal No. 4);

●	“FOR” the Reverse Stock Split Proposal (Proposal No. 5);

●	“FOR” the Authorized Share Increase Proposal (Proposal No. 6);

●	“FOR” the EPFA Nasdaq Issuance Proposal (Proposal No. 7);

●	“FOR” the Anira Note Conversion Proposal (Proposal No. 8); and

●	“FOR” the Adjournment Proposal (Proposal No. 9).

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the five nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR THE NOMINEE” “WITHHOLD AUTHORITY FOR THE NOMINEE”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes
Proposal No. 3: Approval of the 2026 Stock Incentive Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal No. 4: Approval for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of more than 19.99% of our issued and outstanding shares of common stock, issuable pursuant to the terms of the Notes at a price per share that is less than the “Minimum Price” (as defined under Nasdaq Listing Rule 5635(d))	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon, in accordance with Nasdaq Listing Rule 5635.(4)	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 5: Approval of the Reverse Stock Split Authority	The affirmative vote of the holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote as of the Record Date, in accordance with NRS 78.390 and NRS 78.2055.(5)	“FOR” “AGAINST” “ABSTAIN”	Against(5)	Yes
Proposal No. 6: Approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 12,500,000 to 1,000,000,000	The affirmative vote of the holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote as of the Record Date, in accordance with NRS 78.390.(5)	“FOR” “AGAINST” “ABSTAIN”	Against(5)	Yes
Proposal No. 7: Approval for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of more than 19.99% of our issued and outstanding shares of common stock, issuable pursuant to EPFA at a price per share that is less than the “Minimum Price” (as defined under Nasdaq Listing Rule 5635(d))	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon, in accordance with Nasdaq Listing Rule 5635.(4)	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal No. 8: Approval, for purposes of Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), of the issuance of shares of common stock upon conversion of the Anira Note, subject to entry into a definitive conversion agreement (maximum 25% discount to market)	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon, in accordance with Nasdaq Listing Rule 5635.(4)	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal No. 9: Adjournment Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of these proposals. Broker non-votes, if any, will likewise not be considered votes cast and will have no effect on the outcome of these proposals.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	Because approval of this proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding capital stock entitled to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by: sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than September 9, 2026; voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on September 9, 2026; submitting a properly signed proxy card with a later date that is received no later than September 9, 2026; or attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, who will receive no additional compensation for soliciting proxies, in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. Pursuant to the Securities Purchase Agreement, the Company is also obligated to reimburse the expenses of Sullivan & Worcester LLP, counsel to the lead investor, incurred in connection with the preparation and review of this Proxy Statement.

Who will count the votes?

A representative of Computershare will tabulate the votes and act as inspector of elections.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Board Size and Structure

Our Board of Directors currently consists of five (5) directors. We have nominated the below five (5) directors to serve for the following year. Our Articles of Incorporation, as amended, provide that the number of directors on our Board of Directors shall be fixed exclusively by resolution adopted by our Board of Directors.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Nominees for Director

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information as of the date of this Proxy Statement for each nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

Name	Age	Principal Positions
Chagay Ravid	65	Chief Executive Officer, Director
Sean Schnapp	38	Director
Alexander David	35	Director
Liat Franco	51	Director, Chairperson of the Board
Yuriy Shirinyan	42	Director

Chagay Ravid. Mr. Ravid has over three decades of experience in global finance, investment banking, and strategic advisory roles. Mr. Ravid joined Sadot Group Inc. as Chief Executive Officer on May 28, 2025. From December 2022 to December 2024, Mr. Ravid served as the Chief Financial Officer of Seamless Group Inc. (NASDAQ: CURR), where he was instrumental in preparing and approving SEC filings, including S-4, S-1, and Super 8-K forms, as well as interfacing with boards and negotiating promissory notes and investment bank agreements in connection with a de-SPAC transaction. Prior to that, Mr. Ravid was the CEO of Cukierman & Company Investment House Ltd., one of Israel’s leading cross-border advisory firms, from 2006 to 2022. During his tenure, he led strategic M&A transactions and capital raises totaling over $5 billion, managed multi-sector departments including TMT, Fintech, Healthcare, and Energy, and lived in Shanghai from 2015 to 2018 to oversee the firm’s China operations. His leadership included organizing major investment conferences in Shanghai, Hong Kong, Foshan, and Jinan, and he was honored as an Honorary Citizen of Changzhou in 2015 for his role in developing a technology park. Earlier in his career, Mr. Ravid held executive and partnership roles at MBI in Tel Aviv, Twin Triangle Financial in Los Angeles, and served as a loan officer and credit committee member at Bank Leumi’s Los Angeles office. He holds an MBA from Rutgers University and a Bachelor’s degree from the Hebrew University. Mr. Ravid is the Director and a shareholder of Newton Incorporation Limited, which was engaged for investor relations purposes by the Company. Other than as disclosed herein, there are no arrangements or understandings between Mr. Ravid and any other person pursuant to which Mr. Ravid was selected as an officer of the Company. Mr. Ravid does not have any family relationship with any director or executive officer of the Company.

Sean Schnapp. Mr. Schnapp is an experienced finance professional with over 10 years of experience in strategic financial roles, including several years with publicly traded companies. He currently serves as the Director of Finance at DarioHealth Corp. (Nasdaq: DRIO), where he has been employed since 2021. In this role, he leads financial planning, reporting, M&A integration, and corporate finance initiatives. Prior to assuming this position, he served as that company’s Corporate Controller, where he was responsible for managing financial reporting, internal controls, and audit readiness. Before joining DarioHealth, from 2019 to 2021, Mr. Schnapp held a finance role at the Edmond de Rothschild Group (Caesarea Development Corporation), where he oversaw group-level financial operations, investment analysis, and strategic planning initiatives. Mr. Schnapp began his career at Deloitte, where he worked from 2015 to 2018 as a CPA, auditing public and private companies across various industries and gaining substantial experience in financial reporting, regulatory compliance, and internal controls. He holds a bachelor’s degree in accounting and economics from Ono Academic College and is a certified public accountant in Israel. Based on his extensive accounting, financial reporting, audit and public-company experience, we have deemed Mr. Schnapp a fit to serve on the Board.

Alexander David. Mr. David is a business development consultant and operational strategist with more than ten years of experience advising companies on growth and transformation initiatives. From 2023 to 2025, Mr. David provided consulting services to multiple privately held small businesses, focusing on operational efficiency and strategic growth. From 2019 to 2023, he served as a scientific advisor and strategic business development consultant to a small-scale biotechnology startup. From 2016 to 2019, he was engaged as a consultant by Pfizer Inc., where he contributed to preclinical drug development and operational scalability initiatives. Mr. David studied to earn a Bachelor of Science in Biomedical Engineering at Carnegie Mellon University and later completed additional coursework in Computer Science at the University of California, Los Angeles. Based on his background in operational strategy, scientific and technical analysis, and corporate development, we have deemed Mr. David a fit to serve on the Board.

Liat Franco. Ms. Franco is a licensed attorney admitted to the bars of New York (2003), California (2004) and Israel (2009). She holds a B.A., magna cum laude, in Communication from the University of California at Los Angeles (2000), a J.D. from UCLA School of Law (2003), an LL.M. in Law and Technology from the University of Haifa (2011) and a Ph.D. in Law from the University of Haifa (2018). Since 2020, Ms. Franco has served as a Lecturer at Zefat Academic College, School of Law. From 2010 to 2017, she was a Teaching Fellow at Carmel Academic College, School of Law and a Teaching Assistant at the University of Haifa, Faculty of Law (2014). She has developed and led academic programs, including the College Mentoring Program and management of legal databases. Ms. Franco is an expert in cyber law, children’s rights in the digital age, intellectual property and related fields. She is the author of a Ph.D. dissertation on “Cyberbullying, an Evolving Phenomenon Amongst Children and Youth—Demands Reframing Local and International Law” and numerous peer-reviewed publications in leading journals, including the Washburn Law Journal, Penn State Journal of Law & International Affairs, Santa Clara Journal of International Law and others. She serves as a reviewer for the International Journal of Bullying Prevention (Springer). Based on her legal expertise, academic leadership, and subject-matter depth in cyber law, governance and intellectual property, we have deemed Ms. Franco a fit to serve on the Board.

Yuriy Shirinyan. Mr. Shirinyan is a seasoned senior-level security specialist with 16 years of experience working within fast-paced and high-threat environments in the U.S. and overseas. He holds an active U.S. Department of State Top Secret Security Clearance. From April 2015 to March 2019, Mr. Shirinyan served as a High Threat Protective Specialist at Triple Canopy-Basra / Global Integrated Security in Iraq (U.S. Consulate), including roles as High Threat Senior Guard Shift Supervisor (2011-2015) and Senior Content/Executive Protection Supervisor (2005-2010). From July 2010 to September 2011, he was a High Threat Senior Guard Shift Supervisor at Armor Group North America in Kabul, Afghanistan (U.S. Embassy). Mr. Shirinyan is a veteran of the United States Marine Corps, where he completed a deployment to Iraq in support of Operation Iraqi Freedom and received numerous awards, including the Purple Heart and Combat Action Ribbon. He holds a Bachelor of Arts in Homeland Security from American Military University and is a POST-certified Firearms Instructor with extensive training in protective operations, counter-terrorism, tactical medicine and more. He is fluent in Russian and proficient in Armenian. Based on his extensive risk-management background, military leadership, high-threat security experience and operational discipline, we have deemed Mr. Shirinyan a fit to serve on the Board.

Information Concerning the Board and Corporate Governance

Board Leadership Structure and Board’s Role in Risk Oversight

Liat Franco is currently our Chairperson. The Chairperson has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairperson has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairperson and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. The Audit Committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. While the Board of Directors is responsible for monitoring and assessing strategic risk exposure, the Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Independence of Board of Directors and its Committees

Our common stock (symbol: SDOT) is listed on The Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board of Directors currently consists of five (5) members. Our Board of Directors has determined that Sean Schnapp, Alexander David, Liat Franco and Yuriy Shirinyan qualify as independent directors in accordance with the Nasdaq listing requirements. Chagay Ravid is not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Governance Committee”). The composition and function of each committee are described below.

Audit Committee. The Audit Committee has three members: Sean Schnapp (Chairperson and audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K), Liat Franco and Alexander David. Mr. Schnapp serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert.” Our Audit Committee is authorized to: approve and retain the independent auditors to conduct the annual audit of our financial statements; review the proposed scope and results of the audit; review and pre-approve audit and non-audit fees and services; review accounting and financial controls with the independent auditors and our financial and accounting staff; review and approve transactions between us and our directors, officers and affiliates; recognize and prevent prohibited non-audit services; and establish procedures for complaints received by us regarding accounting matters and oversee internal audit functions, if any.

Compensation Committee. The Compensation Committee has two members: Alexander David (Chairperson) and Liat Franco. Our Compensation Committee is authorized to: review and determine the compensation arrangements for management; establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; administer our stock incentive and purchase plans; oversee the evaluation of the Board of Directors and management; and review the independence of any compensation advisers.

Nominating and Corporate Governance Committee. The Governance Committee has two members: Liat Franco (Chairperson) and Yuriy Shirinyan. The functions of our Governance Committee, among other things, include: identifying individuals qualified to become board members and recommending director nominees and board members for committee membership; developing and recommending to our Board corporate governance guidelines; reviewing and determining the compensation arrangements for directors; and overseeing the evaluation of our Board of Directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Stockholder Communications with the Board of Directors

The Board of Directors will consider any written or electronic communication from our stockholders to the Board, a committee of the Board or any individual director. Any stockholder who wishes to communicate to the Board of Directors, a committee of the Board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the Board of Directors, a committee of the Board or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board of Directors’ next scheduled meeting. The Board of Directors, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Required Vote

The plurality of the votes cast. This means that the five nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees described above.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 28, 2026, the Board appointed Kreit & Chiu CPA LLP (“Kreit”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Kreit has served as our independent registered public accounting firm since May 2021 and audited our consolidated financial statements for the fiscal years ended December 31, 2025 and 2024.

The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the selection of Kreit & Chiu CPA LLP. The Audit Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of Kreit is not expected to be present at the Annual Meeting.

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of the fees billed or expected to be billed to us by Kreit & Chiu CPA LLP for professional services rendered for the fiscal years ended December 31, 2025 and 2024:

	December 31, 2025 (‘000)	December 31, 2024 (‘000)
Audit fees (1)	414	314
Audit-related fees (2)	—	—
Total	414	314

(1)	Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 and in connection with the filing of our Form 10-K, Form 10-Qs and multiple Forms S-1 and Forms S-3.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. All of the fees shown above were pre-approved either by our Board or our Audit Committee.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to ratify the appointment of Kreit.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 — APPROVAL OF THE 2026 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the Sadot Group Inc. 2026 Stock Incentive Plan (the “2026 Plan”). On July 28, 2026, our Board approved the 2026 Plan, subject to stockholder approval. If approved by the Company’s stockholders, the 2026 Plan will be effective as of the date of such stockholder approval.

If approved by stockholders, the 2026 Plan will supplement our outstanding equity incentive plans. To date, we have issued an aggregate of 6,561 shares of common stock under the 2021 Equity Incentive Plan, 24,238 shares of common stock under the 2023 Equity Incentive Plan, and 82,047 shares of common stock under the 2024 Equity Incentive Plan, in each case to our management team, consultants and Board of Directors, and additional shares under our 2025 Equity Incentive Plan approved by stockholders at our prior annual meeting. Upon adoption of the 2026 Plan, we will no longer issue grants under the existing plans, but existing grants to our management team, consultants and Board of Directors will continue to remain outstanding in accordance with their terms.

Shares Available Under the 2026 Plan

A total of 3,000,000 shares of our common stock will be reserved for issuance under the 2026 Plan, subject to adjustment as described below in connection with stock splits (including any reverse stock split effected pursuant to the Reverse Stock Split Authority described in Proposal No. 5), stock dividends, recapitalizations and similar events. Shares subject to awards that expire, are forfeited or canceled, or are settled in cash will again be available for issuance under the 2026 Plan.

Reasons for the Proposal

The purpose of the 2026 Plan is to attract and retain key personnel and to provide a means for directors, officers, managers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of its common stock. The Board believes that equity awards are a more effective compensation vehicle than cash alone at a growth-oriented company because they deliver high potential value with a smaller impact on current income and cash flow and align the interests of award recipients with the interests of our stockholders. If our stockholders do not approve the 2026 Plan, we anticipate that we will have difficulty attracting, retaining and motivating our named executive officers, directors and other service providers.

The following description of the material terms of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan document, a copy of which is attached as Annex A to this Proxy Statement. Capitalized terms used but not defined in this proposal shall have the meaning ascribed to them in the 2026 Plan document.

Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the 2026 Plan. The Committee will have the authority, without limitation, (i) to designate Participants to receive Awards, (ii) to determine the types of Awards to be granted to Participants, (iii) to determine the number of shares of common stock to be covered by Awards, (iv) to determine the terms and conditions of any Awards granted under the 2026 Plan, (v) to determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) to determine whether, to what extent, and under what circumstances the delivery of cash, common stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made, (vii) to interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the 2026 Plan and any instrument or agreement relating to, or Award granted under, the 2026 Plan, (viii) to establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the 2026 Plan, (ix) to accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) to reprice existing Awards with stockholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price, and (xi) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2026 Plan.

Eligibility

Directors, officers, managers, employees, consultants and advisors of the Company and its subsidiaries are eligible to participate in the 2026 Plan, as determined by the Committee.

Types of Awards

The 2026 Plan provides for the grant of stock options (including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards. The exercise price of any stock option granted under the 2026 Plan may not be less than 100% of the fair market value of our common stock on the date of grant (or 110% in the case of incentive stock options granted to a holder of more than 10% of our voting power), and no option may have a term longer than ten years (or five years in the case of incentive stock options granted to a holder of more than 10% of our voting power).

Nontransferability; Adjustments; Change in Control

Awards under the 2026 Plan generally are not transferable other than by will or the laws of descent and distribution. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange or similar corporate transaction or event affecting our common stock, the Committee will make equitable adjustments to the number and kind of shares available under the 2026 Plan, the number and kind of shares subject to outstanding Awards and the exercise or purchase price of outstanding Awards. In the event of a change in control, the Committee may provide for the assumption, substitution, acceleration or cash-out of outstanding Awards.

Amendment and Termination; Term

The Board may amend, suspend or terminate the 2026 Plan at any time, subject to stockholder approval where required by applicable law or Nasdaq listing rules. No Awards may be granted under the 2026 Plan after the tenth anniversary of its effective date.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally applicable to awards under the 2026 Plan, based on current law, and does not purport to be complete. A participant generally does not recognize taxable income upon the grant of a non-qualified stock option, but recognizes ordinary income upon exercise equal to the excess of the fair market value of the shares over the exercise price, and the Company is generally entitled to a corresponding deduction. A participant generally does not recognize taxable income upon the grant or, provided applicable holding periods are met, the exercise of an incentive stock option (although the exercise may give rise to alternative minimum tax), and the Company generally is not entitled to a deduction if such holding periods are satisfied. A participant generally recognizes ordinary income upon the vesting of restricted stock (absent an election under Section 83(b) of the Code) and upon settlement of restricted stock units, and the Company is generally entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The benefits or amounts that will be received by or allocated to participants under the 2026 Plan are not currently determinable, because awards under the 2026 Plan will be made at the discretion of the Committee.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve the 2026 Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the 2026 Stock Incentive Plan.

PROPOSAL NO. 4 — APPROVAL, OF THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE NOTES

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(b) and 5635(d) of the Principal Market, the potential issuance of shares of common stock issuable upon conversion or otherwise pursuant to the terms of the Notes issued and issuable pursuant to the Securities Purchase Agreement, in excess of the 19.99% of the issued and outstanding shares of common stock on the date of the Securities Purchase Agreement at a price that may be less than the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)

Background — the Securities Purchase Agreement and the Notes

On July 16, 2026, the Company entered into the Securities Purchase Agreement with the Note Investor, pursuant to which the Company agreed to issue and sell the Notes in the aggregate original principal amount of up to $100,000,000 at a purchase price of $900 per $1,000 of principal amount, which Notes are convertible into shares of our common stock (the shares of common stock issuable upon conversion or otherwise pursuant to the terms of the Notes, the “Conversion Shares”), in accordance with the terms of the Notes.

The Securities Purchase Agreement provides for the issuance of the Notes in one or more closings, consisting off (i) an initial closing of Notes in the aggregate original principal amount of up to $4,000,000 (the “Initial Notes”), subject to the satisfaction or waiver of certain conditions, (ii) a second closing of Notes in the aggregate original principal amount of up to $1,000,000, subject to the Company obtaining stockholder approval for certain matters, the effectiveness of a registration statement covering the resale of all of the shares of common stock issuable upon the conversion or otherwise pursuant to the terms of the Initial Notes, and the satisfaction or waiver of certain other conditions and (iii) one or more additional closings of Notes in the aggregate original principal amount of up to $2,000,000 for any individual additional closing and up to $95,000,000 in the aggregate for all such additional closings, at the option of the Company subject to the satisfaction or waiver of certain conditions, including, but not limited to, a minimum of 30 trading days passing since the later of the immediately prior closing pursuant to the Note Purchase Agreement and the effective date of a registration statement registering for resale the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms of the Notes issued in the immediately prior closing, minimum trading liquidity requirements, the effectiveness of the registration statement related to the resale of the shares of common stock issuable upon the conversion or otherwise pursuant to the terms of such Notes, limits on outstanding principal from prior tranches, the Company’s compliance with the applicable continued listing requirements of Nasdaq, and other customary equity conditions. The Note Investor may waive any such conditions and may elect to initiate a closing at its discretion.

The Notes rank pari passu with each other and senior to all other outstanding and future indebtedness of the Company and its subsidiaries (other than permitted indebtedness secured by permitted liens), are secured by substantially all of the assets of the Company acquired using the proceeds of the Notes (or otherwise acquired using proceeds of collateral) pursuant to a security agreement, and are guaranteed by each subsidiary of the Company pursuant to subsidiary guaranties.

The amounts outstanding under the Notes are convertible at any time, at the holder’s option, into shares of common stock at a conversion price equal to 125% of the Nasdaq official closing price on the trading day immediately prior to issuance, subject to adjustment therein. In addition, at the election of the holder, the amounts outstanding under the Notes may be converted into shares of common stock at the Alternate Conversion Price (as defined in the Notes), subject to the Floor Price (as defined in the Notes).

A holder may not convert any Notes into a number of shares of common stock in excess of 19.99% of the outstanding shares of common stock as of the date of the Securities Purchase Agreement until the Company obtains stockholder approval for such issuances in accordance with the applicable rules of the Principal Market.

On July 16, 2026, the Company completed the initial closing pursuant to the Securities Purchase Agreement and issued the Initial Notes. The Initial Notes have a conversion price of $17.81 per share, mature on July 16, 2028 and a floor price of $2.85 per share. The Initial Notes bear and any additional Notes will bear interest at a rate of 8.25% per annum, payable in shares of common stock subject to satisfaction of specified equity conditions or, at the Company’s election, in cash. Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), the interest rate will increase by 9.0% per annum.

Why the Company Needs Stockholder Approval

Our common stock is listed on the Principal Market, and we are subject to its listing rules, including Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

Because the number of Conversion Shares issuable upon conversion or otherwise pursuant to the terms of the Notes may substantially exceed 20% of our outstanding common stock and outstanding voting power as of immediately prior to the execution of the Securities Purchase Agreement, the Company is seeking stockholder approval for such issuance.

Effect of Approval of this Proposal; Dilution

If this Proposal No. 4 is approved, the Company will be permitted, under the Nasdaq listing rules, to issue 20% or more of our outstanding common stock upon conversion of, or otherwise pursuant to, the Notes. The issuance of the Conversion Shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership and voting interest in our common stock, and such dilution could be substantial. Because the number of Conversion Shares issuable under the Notes varies with, among other things, the conversion price in effect from time to time (which may adjust, subject to the Floor Price), the total number of shares of common stock that may ultimately be issued pursuant to the Notes is not currently determinable. Sales into the market of a substantial number of Conversion Shares, or the perception that such sales might occur, could also depress the market price of our common stock.

Consequences if this Proposal Is Not Approved

If this Proposal No. 4 is not approved at the Annual Meeting, the Company will be obligated under the Securities Purchase Agreement to continue to seek Stockholder Approval, and to adjourn and reconvene stockholder meetings at least as often as every seventy-five (75) calendar days, until the Stockholder Approval is obtained (but in no event later than the 365th calendar day after the Closing Date), at significant continuing expense to the Company. The Company will also not be able to initiate any more closings pursuant to the Securities Purchase Agreement and will not receive any more proceeds from the sale of Notes thereby restricting the Company’s access to additional capital. In addition, the Initial Note (and any other Notes issued) will remain subject to the conversion limitations set forth therein, and the Company may be unable to satisfy certain of its covenants under the transaction documents, which could result in an event of default under the Notes and material adverse consequences to the Company and its financial condition.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of all of the shares of common stock issuable upon conversion of, or otherwise pursuant to, the Notes in compliance with the rules and regulations of the Principal Market.

PROPOSAL NO. 5 — APPROVAL OF THE REVERSE STOCK SPLIT AUTHORITY

General

On July 28, 2026, the Board of Directors unanimously adopted, subject to stockholder approval, and is recommending that our stockholders approve, authority for the Board, in its sole discretion, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock at a ratio within the range of 5-for-1 up to 250-for-1 (the “Reverse Stock Split Authority”), at such time or times as the Board may determine within 1 year from the date of stockholder approval. The Company is seeking this approval pursuant to the Securities Purchase Agreement.

If this proposal is approved, the Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one or more reverse stock split ratios within the approved range and to effect one or more reverse stock splits at any time it believes to be most advantageous to the Company and its stockholders within 1 year from the date of stockholder approval. Any Reverse Stock Split Authority not exercised on or prior to the one year anniversary of the date of stockholder approval will expire. The Board may also determine, in its discretion, not to effect any reverse stock split.

Reasons for the Reverse Stock Split Authority

The Board of Directors is notifying stockholders of the proposed reverse stock in connection with the requirements of the Securities Purchase Agreement. Accordingly, for this and other reasons described herein, we believe that providing authority to the Board of Directors to effect one or more reverse stock splits is in the Company’s and our stockholders’ best interests.

In addition, our Board of Directors believes that the authority to effect one or more reverse stock splits will provide the Company with the flexibility to implement the a reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the listing requirements of Nasdaq;

●	the historical trading price and trading volume of our common stock;

●	the number of outstanding shares of our common stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and

●	prevailing general market and economic conditions.

The Board of Directors will retain the authority not to effect a reverse stock split even though it has already obtained stockholder approval. Thus, the Board of Directors, at its discretion, may cause the filing of the amendment to our Articles of Incorporation to effect a Reverse Stock Split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Principal Effects of a Reverse Stock Split

If the Board elects to effect a reverse stock split, then, as of the effective time of the applicable amendment to our Articles of Incorporation, anywhere from 5 to 250 shares (as applicable, based on the ratio selected by the Board) of issued and outstanding common stock will automatically be combined and reclassified into one validly issued, fully paid and non-assessable share of common stock. The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock, and the ratio will be the same for all shares of common stock. The reverse stock split will affect all stockholders uniformly and will not change any stockholder’s percentage ownership or voting interest in the Company, except to the extent that it results in a stockholder receiving a whole share in lieu of a fractional share as described below. The par value of the common stock will remain $0.0001 per share.

Unless the Board determines otherwise, a reverse stock split effected pursuant to this authority will not reduce the number of authorized shares of common stock. Accordingly, one effect of a reverse stock split would be to increase the number of authorized but unissued shares of common stock available for future issuance, which shares could be issued by the Board without further stockholder approval, except as required by applicable law or Nasdaq rules.

Fractional Shares

No fractional shares will be issued in connection with any reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will either receive one whole share of common stock in lieu of such fractional share or receive a cash payment in lieu of such fractional share as determined by the Board at the time of implementation.

Certain Risks and Potential Disadvantages

There can be no assurance that the market price per share of our common stock after a reverse stock split will rise in proportion to the reduction in the number of shares outstanding, that any increase will be sustained, or that a reverse stock split will result in continued compliance with Nasdaq listing standards. The total market capitalization of our common stock following a reverse stock split may be lower than before the reverse stock split. A reverse stock split may also increase the number of stockholders who own “odd lots” of fewer than 100 shares, which may be more difficult or costly to sell. In addition, because a reverse stock split effected pursuant to this authority would not reduce the number of authorized shares of common stock, the effective increase in authorized but unissued shares could, under certain circumstances, have an anti-takeover effect and may facilitate future dilution of the value of our shares of common stock.

Certain U.S. Federal Income Tax Consequences

A reverse stock split is generally intended to be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a stockholder generally should not recognize gain or loss as a result of a reverse stock split (except potentially with respect to any whole share received in lieu of a fractional share or cash received in lieu of a fractional share, as applicable). Each stockholder should consult his, her or its own tax advisor regarding the tax consequences of any reverse stock split in light of such stockholder’s particular circumstances.

Procedure for Effecting a Reverse Stock Split

If this proposal is approved and the Board determines to effect a reverse stock split, the Company will file a certificate of amendment to its Articles of Incorporation (or, if applicable and permitted by Nevada law, a certificate of change) with the Nevada Secretary of State, and the reverse stock split will become effective at the time specified therein. Beneficial holders and holders of book-entry shares will not be required to take any action; positions will be adjusted automatically. The Company will publicly announce the ratio and effective date of any reverse stock split prior to its implementation, and our common stock would continue to trade on the Principal Market under the symbol “SDOT” (under a new CUSIP number) on a split-adjusted basis.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote as of the Record Date, voting together as a single class, is required to approve this Proposal No. 5 under the Nevada Revised Statutes. Abstentions and broker non-votes, if any, will have the same effect as a vote AGAINST this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split Authority, providing for one or more reverse stock splits of the common stock at a ratio within the range of 5-for-1 up to 250-for-1, within one year of the date of stockholder approval.

PROPOSAL NO. 6 — APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000

General

On July 28, 2026, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to increase the number of shares of common stock the Company is authorized to issue by 987,500,000 shares, from 12,500,000 shares to 1,000,000,000 shares (the “Authorized Share Increase”). The Company is seeking this approval pursuant to the terms of the Securities Purchase Agreement.

As of the close of business on the Record Date, 1,320,015 shares of common stock were issued and outstanding. As of such date, an additional (i) 224,593 shares of common stock were issuable upon conversion of the outstanding Notes, based on the aggregate principal amount of the Notes outstanding as of the Record Date and the fixed conversion price of $17.81 per share applicable to the Initial Notes (the actual number of shares issuable upon conversion of, or otherwise pursuant to, the Notes may be substantially greater, because, among other things, amounts outstanding under the Notes may also be converted, at the holder's election, at the Alternate Conversion Price (as defined in the Notes), which varies with the market price of our common stock, subject to the Floor Price (as defined in the Notes), and interest on the Notes is payable in shares of common stock, subject to certain conditions), and (ii) if Proposal No. 3 is approved, an additional 3,000,000 shares will be reserved for issuance under the 2026 Plan). The foregoing amounts do not give effect to (x) the Note Reserve Amount or the other reservation requirements under the Securities Purchase Agreement described below, (y) the reservation requirements under the EPFA, or (z) shares of common stock that may be issued and sold from time to time pursuant to the EPFA, which, unless and until the stockholder approval sought by Proposal No. 7 is obtained, may not exceed the Exchange Cap of 204,344 shares (19.99% of the shares of common stock issued and outstanding on the date of the EPFA, subject to reduction on a share-for-share basis for issuances aggregated with the EPFA under applicable Nasdaq rules), less any shares previously issued under the EPFA.

If this proposal is approved by our stockholders, the Company will have a total of 1,010,000,000 authorized shares of capital stock, of which 1,000,000,000 shares will be common stock and 10,000,000 shares will be preferred stock.

Reasons for the Increase in the Number of Authorized Shares of Common Stock

The Board believes that the Authorized Share Increase is necessary and desirable for the following principal reasons:

●	Reservation obligations under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company agreed to have authorized, and reserved for issuance, no less than the maximum number of shares of common stock issuable upon conversion of all Notes, calculated assuming (i) all Notes issuable under the Securities Purchase Agreement have been issued, (ii) conversion of the Notes at the Floor Price and (iii) payment of interest on the Notes in shares of common stock through the second anniversary of the initial closing pursuant to the Securities Purchase Agreement, in each case without regard to any limitations on conversion set forth in the Notes (the “Note Reserve Amount”). The Company’s currently authorized common stock is not sufficient to satisfy the Note Reserve Amount. The Company has also separately agreed, pursuant to the Securities Purchase Agreement, to seek stockholder approval of an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 1,000,000,000 in part to satisfy the Note Reserve Amount.

●	Reservation obligations under the Equity Purchase Facility Agreement. Pursuant to the Equity Purchase Facility Agreement, as of each closing thereunder and on the first day of each calendar quarter, the Company we have agreed to reserve from our duly authorized shares of capital stock not less than 100% of the shares of common stock issuable pursuant to the EPFA, which shall be calculated assuming a price per share equal to 80% of the lower of (i) the three (3) day VWAP prior to the measurement date and (ii) the last closing price per common share (the “EPFA Reserve Amount”). The Company has also separately agreed, pursuant to the EPFA, to seek stockholder approval of an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 1,000,000,000 in part to satisfy the EPFA Reserve Amount.

●	General corporate flexibility. The increase will also provide the Company with the flexibility to issue shares of common stock in connection with possible future equity financings, opportunities for expanding our business through investments, acquisitions or strategic business alliances, management incentive and employee benefit plans, stock dividends or stock splits, and for other general corporate purposes, while avoiding the additional expense and delay of calling a special meeting of stockholders to authorize the issuance of stock.

Other than issuances of our common stock pursuant to the terms of the Notes, the EPFA, outstanding convertible securities, options and warrants, and shares required or permitted to be issued under management incentive and employee benefit plans (including, if approved, the 2026 Plan), the Company has no present plan, agreement or understanding involving the issuance of its common stock. It is possible, however, that opportunities involving the issuance of shares of common stock will develop. The proposed increase in authorized common stock would provide the Board of Directors with greater flexibility to respond to such corporate opportunities.

Each additional share of the Company’s common stock authorized by the amendment will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of the Company’s common stock, including the shares of common stock covered by this proposal, may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from or approval by the stockholders of the Company, except as may be required by applicable law, SEC rules or regulations or the rules and regulations of the Principal Market, or as the Board of Directors deems advisable.

Possible Adverse Effects of the Proposal

The approval of the proposed amendment will result in a greater number of shares of common stock available for issuance. Because there are no preemptive rights, stockholders may experience a significant dilution in the value of their shares of common stock. In particular, stockholders may experience substantial dilution upon conversion or otherwise pursuant to the terms of the Notes and the payment of interest thereon in shares of common stock, as well as issuances pursuant to the EPFA.

Possible Anti-Takeover Effects of the Proposal

An increase in the authorized number of shares of common stock and the issuance of such shares may also have the effect of delaying or preventing a change in control of the Company. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult and therefore less likely. Any issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company or to remove incumbent management.

Proposal No. 6 is not in response to any effort by an outside party to accumulate Company common stock, nor is the Company aware of any such effort. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Proposal No. 6 is not part of a plan by the Company to adopt a series of anti-takeover measures, nor does the Company have any present intention of proposing the adoption of anti-takeover measures in the future.

Effectiveness of the Amendment

If this proposal is approved by our stockholders, the Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Articles of Incorporation with the Nevada Secretary of State, which the Company expects to file promptly following the Annual Meeting.

Required Vote

The affirmative vote of the holders of a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote as of the Record Date, voting together as a single class, is required to approve this Proposal No. 6 under NRS 78.390. Abstentions and broker non-votes, if any, will have the same effect as a vote AGAINST this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment to our Articles of Incorporation to increase the authorized shares of common stock from 12,500,000 to 1,000,000,000.

PROPOSAL NO. 7 — APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE EQUITY PURCHASE FACILITY AGREEMENT

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 19.99% of our outstanding shares of our common stock as of the date of the EPFA issuable pursuant to the terms of the EPFA.

Background — the Equity Purchase Facility

On July 16, 2026, the Company entered into the EPFA with the EPFA Investor, pursuant to which the Company has the right, but not the obligation, to issue and sell to the EPFA Investor, and the EPFA Investor is committed to purchase (an “Advance”), from time to time, up to an aggregate of $100.0 million (the “Commitment Amount”) of newly issued shares of our common stock (the “Advance Shares”), upon the terms and subject to the conditions and limitations set forth in the EPFA for the duration of the EPFA. The Company is under no obligation to sell any Advance Shares under the EPFA.

The purchase price per Advance Share issued pursuant to any Advance will be determined pursuant to the terms of the EPFA based, in part, on then prevailing market prices. Because the purchase price is calculated at a discount to prevailing market prices, sales of Advance Shares may occur at prices less than the “Minimum Price” defined in Nasdaq Listing Rule 5635(d). The Company may, in its sole discretion, select the amount of the Advance requested by the Company in each Advance Notice. There is no mandatory minimum amount for each Advance and are no non-usage fees for not obtaining Advances, however, each requested Advance may not exceed the Maximum Advance Amount (as defined in the EPFA).

The EPFA provides that the Company may not effect any sales, and the EPFA Investor has no obligation to purchase any shares, under the EPFA to the extent (but only to the extent) that, after giving effect to such purchase and sale, the aggregate number of shares of common stock issued under the EPFA would exceed 19.99% of the aggregate number of shares of common stock issued and outstanding as of the date of the EPFA (the “Exchange Cap”), unless the Company obtains stockholder approval of the issuance of shares of common stock pursuant to the EPFA in excess of the Exchange Cap in accordance with the applicable rules of the Principal Market.

Why the Company Needs Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the Minimum Price. Because sales of Advance Shares under the EPFA may occur at a discount to the market price of our common stock and may, in the aggregate, equal or exceed 20% of our common stock outstanding as of the date of the EPFA, stockholder approval is required under Nasdaq Listing Rule 5635(d) before shares of common stock in excess of the Exchange Cap may be issued under the EPFA.

Effect of Approval of this Proposal; Dilution

If this Proposal No. 7 is approved, the Company will be permitted, under the Nasdaq listing rules, to issue shares of common stock under the EPFA in excess of the Exchange Cap, up to the full $100.0 million Commitment Amount. Any Advance Shares issued and sold under the EPFA will dilute, and thereby reduce, each existing stockholder’s proportionate ownership and voting interest in our common stock, and such dilution could be substantial. Because the number of Advance Shares issuable under the EPFA varies with the market price of our common stock at the time of each advance, the total number of shares of common stock that may ultimately be issued under the EPFA is not currently determinable. Sales into the market of a substantial number of Advance Shares, or the perception that such sales might occur, could also depress the market price of our common stock.

Consequences if this Proposal Is Not Approved

If this Proposal No. 7 is not approved at the Annual Meeting, the Company will be unable to issue shares of common stock under the EPFA in excess of the Exchange Cap, which would substantially limit the capital available to the Company under the facility, and the Company will be obligated under the EPFA to continue to seek stockholder approval, and to adjourn and reconvene stockholder meetings at least as often as every seventy-five (75) calendar days, until such approval is obtained (but in no event later than the 365th calendar day after the date of the EPFA), at significant continuing expense to the Company. The Company will also not be able to sell any Advance Shares in excess of the Exchange Cap and will not receive any more proceeds from the sale of Advance Shares thereby restricting the Company’s access to additional capital. In addition, the Company may be unable to satisfy certain of its covenants under the EPFA, which could result in a failure to access any capital pursuant to the EPFA and may result in material adverse consequences to the Company and its financial condition.

Shares Not Entitled to Vote on this Proposal

In accordance with Nasdaq listing rules and related guidance, any shares of common stock issued pursuant to the EPFA are not entitled to vote on this Proposal No. 7, and any such shares will not be counted in determining whether this Proposal No. 7 has been approved.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal No. 7. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of all of the shares of common stock issuable pursuant to the Equity Purchase Facility Agreement in compliance with the rules and regulations of the Principal Market, without regard to the Exchange Cap limitation set forth therein.

PROPOSAL NO. 8 — APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE ANIRA NOTE

General

We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), the issuance of shares of common stock upon conversion of up to $5,000,000 in aggregate principal amount of the Anira Note issued by the Company on June 2, 2026 to Shrvan Kumar Yadav (the “Anira Noteholder”), subject to and conditioned upon the Company and the Anira Noteholder entering into a definitive agreement providing for a conversion price per share of not less than 75% of the market price of the common stock (a maximum discount of 25% to market), determined as described below (a “Definitive Conversion Agreement”). No Definitive Conversion Agreement has been entered into as of the date of this Proxy Statement, and neither the Company nor the Anira Noteholder has agreed to any conversion of the Anira Note or is under any obligation to do so.

Background — the Anira Acquisition and the Anira Note

On June 2, 2026, the Company entered into a Share Purchase Agreement with the Anira Noteholder pursuant to which the Company acquired all of the issued and outstanding shares of Anira Consulting FZC. The consideration for the acquisition included, among other things, (i) the Anira Note and (ii) shares of the Company’s Series B Non-Convertible Preferred Stock representing a value of $6,595,000. As originally issued, the note was convertible into shares of our common stock at a fixed conversion price of $3.00 per share, which note was not convertible to the extent that, after taking effect of such conversion, the Anira Noteholder held in excess of 4.99% of the outstanding shares of our common stock. Pursuant to an Amendment to the Share Purchase Agreement dated June 8, 2026, the parties agreed that the note would be replaced with a non-convertible promissory note and that the Series B Preferred Stock would be non-convertible, and all conversion features were eliminated. As amended, the Anira Note bears no interest, matures on June 2, 2028 and may be prepaid by the Company, at its option, at any time at a discount equal to 1% of the amount prepaid for each full calendar month remaining to maturity.

The Proposed Conversion Authority

The Board of Directors believes it is advisable and in the best interests of the Company and its stockholders for the Company to have the flexibility, but not the obligation, to negotiate and enter into a Definitive Conversion Agreement providing for the conversion of all or a portion of the Anira Note into shares of our common stock, which would reduce the Company’s indebtedness and preserve cash for use in the Company’s business. Because any such conversion would be expected to be priced at a discount to the then-current market price of the common stock, and because the shares issuable upon any such conversion would relate to consideration issued in connection with the Anira acquisition, stockholder approval under Nasdaq Listing Rule 5635 is required prior to any such issuance. Rather than incur the delay and expense of calling a further meeting of stockholders at the time a Definitive Conversion Agreement may be negotiated, the Board of Directors is seeking stockholder approval at the Annual Meeting, in advance, of the issuance of the shares of common stock issuable upon conversion of the Anira Note within the following parameters (the “Approved Parameters”):

●	a maximum aggregate principal amount converted of $5,000,000 (the full principal amount of the Anira Note), with no interest, premium or other amounts convertible into common stock;

●

a conversion price per share equal to not less than 75% of the market price of the common stock (a maximum discount of 25%), with “market price” to be defined in the Definitive Conversion Agreement as the lower of (i) the closing price of the common stock on the Principal Market on the trading day immediately preceding the applicable conversion date and (ii) the five (5)-trading day volume weighted average price of the common stock immediately preceding the applicable conversion date;

●

beneficial ownership limitations providing that no conversion may be effected to the extent that the Anira Noteholder, together with his affiliates and any persons acting in concert, would beneficially own in excess of 4.99% of the outstanding common stock, and that in no event may shares be issued under the Definitive Conversion Agreement to the extent that the Anira Noteholder, together with his affiliates and any persons acting in concert, would beneficially own in excess of 19.99% of the outstanding common stock or voting power of the Company; and

●	the authority to enter into a Definitive Conversion Agreement pursuant to this approval will expire if a Definitive Conversion Agreement has not been entered into on or before December 31, 2027.

If a Definitive Conversion Agreement is entered into containing terms more favorable to the Anira Noteholder than the Approved Parameters, or terms otherwise materially different from those described in this Proposal No. 8, the Company would be required to seek new stockholder approval under the Nasdaq listing rules prior to issuing shares of common stock thereunder.

Why the Company Needs Stockholder Approval

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company where, among other things, the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance and, where a related party has a 5% or greater interest in the company or assets to be acquired, where the issuance could result in an increase in outstanding common shares or voting power of 5% or more. Because the Anira Note was issued as consideration for the Anira acquisition, the shares of common stock issuable upon any conversion of the Anira Note may be deemed by Nasdaq to be issued in connection with that acquisition. In addition, as described in Proposal No. 4, Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a 20% issuance at a price less than the Minimum Price, and Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities that could result in a change of control. Because the conversion price under a Definitive Conversion Agreement would be at a discount of up to 25% to the market price of the common stock, and because the number of shares of common stock issuable upon conversion of the Anira Note in full would exceed 20% of our outstanding common stock, stockholder approval is required prior to any such issuance. The Company is seeking approval under each of Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), to the extent applicable.

Relationship to Outstanding Financing Agreements

The Securities Purchase Agreement described in Proposal No. 4 and the Equity Purchase Facility Agreement described in Proposal No. 7 contain covenants that, among other things, restrict the Company from entering into certain variable rate transactions and dilutive issuances and grant the investors thereunder certain participation and consent rights. The Company will not enter into a Definitive Conversion Agreement except in compliance with such agreements, including obtaining any consents or waivers required thereunder.

Effect of Approval; Consequences if this Proposal Is Not Approved

If this Proposal No. 8 is approved, the Company will be permitted under the Nasdaq listing rules to enter into a Definitive Conversion Agreement within the Approved Parameters and to issue the shares of common stock issuable thereunder without further stockholder approval, except as described above. Approval of this proposal does not obligate the Company or the Anira Noteholder to enter into a Definitive Conversion Agreement, and there can be no assurance that any Definitive Conversion Agreement will be entered into or as to the final terms thereof. If this Proposal No. 8 is not approved, the Anira Note will remain outstanding in accordance with its terms as a non-convertible obligation, the full principal amount will be payable in cash at maturity on June 2, 2028 (subject to the Company’s prepayment right described above), and the Company would be required to obtain stockholder approval at a future meeting of stockholders before any conversion of the Anira Note at a discount to the market price of the common stock could be effected.

Shares Not Entitled to Vote on this Proposal

In accordance with Nasdaq listing rules and related guidance, any shares of capital stock of the Company issued to the Anira Noteholder or his designated recipients as consideration in the Anira acquisition (including any shares of Series B Preferred Stock, to the extent entitled to vote) are not entitled to vote on this Proposal No. 8, and any such shares will not be counted in determining whether this Proposal No. 8 has been approved.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal No. 8. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of shares of common stock upon conversion of the Anira Note, subject to and conditioned upon the entry into a Definitive Conversion Agreement within the Approved Parameters, in accordance with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

PROPOSAL NO. 9 — APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING

General

We are asking our stockholders to approve one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal Nos. 4, 5, 6, 7 or 8. If stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, and use the additional time to solicit additional proxies, including proxies from stockholders who have previously returned properly executed proxies voting against one or more of such proposals. As described in Proposal No. 4, the Company is contractually obligated under each of the Securities Purchase Agreement and the Equity Purchase Facility Agreement to adjourn and reconvene the Annual Meeting at least as often as every seventy-five (75) calendar days until the Stockholder Approval is obtained (but in no event later than the 365th calendar day after the Closing Date), if the Stockholder Approval is not obtained at the Annual Meeting.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve this Proposal No. 9.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2025 and 2024 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2025 and whose total compensation for the 2025 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, and (iii) each person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that such person was not serving as one of our executive officers as of December 31, 2025 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary (‘000) Bonus (‘000)(a)	Stock Awards (‘000) Option Awards (‘000)	All Other Compensation (‘000) Total (‘000)
Chagay Ravid, Chief Executive Officer	2025	110	25	100	(b)	—	—	235
	2024	—	—	—		—	—	—
Oren Attiya, Chief Financial Officer	2025	15	—	—		—	—	15
	2024	—	—	—		—	—	—
Michael J. Roper, Former Chief Executive Officer	2025	265	—	150	(c)	—	—	415
	2024	350	165	210		—	—	725
Jennifer Black, Former Chief Financial Officer	2025	223	—	75	(d)	—	—	298
	2024	300	160	165		—	—	625

(a)	Bonuses are earned in the year noted and paid out subsequently.

(b)	Chagay Ravid was granted restricted stock awards on May 28, 2025, to acquire 8,131 shares of common stock, vesting quarterly over four quarters, commencing October 1, 2025.

(c)	Michael Roper was granted restricted stock awards on March 25, 2024 to acquire 2,000 shares of common stock, vesting quarterly over twelve quarters, commencing June 30, 2024, and restricted stock awards on November 18, 2024 to acquire 4,464 shares of common stock, vesting quarterly over twelve quarters, commencing December 31, 2024.

(d)	Jennifer Black was granted restricted stock awards on March 25, 2024 to acquire 1,000 shares of common stock, vesting quarterly over twelve quarters, commencing June 30, 2024, and restricted stock awards on November 18, 2024 to acquire 4,018 shares of common stock, vesting quarterly over twelve quarters, commencing December 31, 2024.

Employment and Consulting Agreements

Chagay Ravid. On May 28, 2025, the Company entered into an Employment Agreement with Chagay Ravid. During the term of the Employment Agreement, Mr. Ravid will serve as Chief Executive Officer of the Company and will be entitled to a base salary at the annualized rate of $200,000. Mr. Ravid received a one-time grant of $100,000 in restricted stock grants vesting in four equal quarterly installments commencing October 1, 2025, priced as of the start date. If Mr. Ravid is terminated by the Company for any reason other than cause, Mr. Ravid will be entitled to a severance package of 12 months of salary.

Oren Attiya. On December 3, 2025, the Company entered into a Consulting Agreement with CO-Finance Financial and Accounting Consulting Ltd. (“CO-Finance”), a company wholly owned by Mr. Oren Attiya, pursuant to which CO-Finance agreed to provide the services of Mr. Attiya as the Company’s Chief Financial Officer, effective December 6, 2025. Under the terms of the Consulting Agreement, CO-Finance receives a monthly fee equal to 7% less than the full compensation paid to the Company’s Chief Financial Officer for the 2024 fiscal year, plus applicable value-added tax. The Consulting Agreement provides that Mr. Attiya will perform up to 90 hours of services per calendar month (not less than 72 hours and not more than 108 hours without advance approval), including certifying the Company’s annual and quarterly financial statements. The Consulting Agreement is for an indefinite term and may be terminated by either party upon 90 days’ prior written notice, or by the Company immediately upon the occurrence of certain specified events.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2025.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2025, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	No. of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	No. of securities remaining available for future issuance
2024 Equity compensation plans approved by security holders	—	—	—
2023 Equity compensation plans approved by security holders	690	150.5	—
2021 Equity compensation plans approved by security holders	3,191	95.75	—
Total	3,881	—	—

Director Compensation

On November 11, 2022, the board of directors approved a new board compensation plan that would increase the cash compensation to $22.0 thousand to be paid quarterly within 30 days of the close of each quarter, which was retroactively applied for the full fourth quarter of 2022.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8.0 thousand in value of common stock per year for service as director, $6.0 thousand in value of shares of common stock per year for service on each committee and $4.0 thousand in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

On March 26, 2024, the Board of Directors approved an updated compensation structure for members of the Board. The updated compensation structure provides that each member will receive $22.0 thousand in annual cash compensation as well as 10,000 shares of common stock. Further, each committee member will receive an additional $6.0 thousand per year. The chairperson of the below committees will receive additional annual compensation:

●	Chairperson of the Audit Committee will receive an additional $4.0 thousand in cash and 1,000 shares of common.

●	Chairperson of the Compensation Committee will receive an additional $4.0 thousand in cash and 600 shares of common stock.

●	Chairperson of the Governance and ESG Committees will receive an additional $4.0 thousand in cash and 400 shares of common stock.

On October 29, 2025, the then-existing Board of Directors resigned and a new Board of Directors was appointed. The previously approved director’s compensation structure — including annual cash compensation, equity awards, and additional compensation for committee membership and chair roles — remains in effect and applies to the newly appointed directors for their service beginning on such date. Accordingly, director compensation for the 2025 fiscal year reflects the compensation earned by each director for the period during which they served in 2025.

The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2025:

Name	Fees earned or paid in cash	Stock awards(a)		Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
	$’000	$’000		$’000	$’000	$’000	$’000	$’000
Stephen A. Spanos	27	4	(a)	—	—	—	—	65
Jeff Carl	3	3	(a)	—	—	—	—	68
Benjamin Petel	19	4	(a)	—	—	—	—	64
Na Yeon (“Hannah”) Oh	22	4	(a)	—	—	—	—	59
Ray Shankar	28	4	(a)	—	—	—	—	71
Marvin Yeo	9	15	(a)	—	—	—	—	59
Paul Sansom	16	4	(a)	—	—	—	—	59
Mark McKinney	12	6	(a)	—	—	—	—	64
David Errington	28	4	(a)	—	—	—	—	59
Dr. Ahmed Khan	26	4	(a)	—	—	—	—	59
Claudio Torres	22	3
Sean Schnapp	6	—		—	—	—	—	59
Alexander David	7	—
Liat Franco	10	—		—	—	—	—	59
Yuriy Shirinyan	5	—

(a) On March 17, 2025 the Board of Directors were granted restricted stock awards at a price of $30.40 per share. The restricted stock awards vest ratably over 12 quarters starting March 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2026 by: each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible on or before a date that is 60 days after July 28, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Sadot Group Inc., 295 E Renfro Street, Suite 300, Burleson, TX 76028. The percentage ownership information is based upon 1,320,015 shares of common stock outstanding as of July 28, 2026.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares outstanding
5% Shareholders:
Anat Attia	132,803	10.1%
Scadenet Ltd.	135,000	10.2%

Directors and Named Executive Officers:
Chagay Ravid (1)	8,825	*
Oren Attiya	—	—
Sean Schnapp	—	—
Alexander David	—	—
Liat Franco	—	—
Yuriy Shirinyan	—	—
All executive officers and directors as a group (6 persons)	8,825	*

* Denotes less than 1%.

(1)	Chagay Ravid beneficially owns directly 8,825 shares of common stock of the Company, consisting of (i) 6,825 shares of common stock issued for serving as the Chief Executive Officer of the Company and (ii) 2,000 shares of common stock issued by the Company for services prior to his serving as Chief Executive Officer.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving: any of our directors, director nominees or executive officers; any beneficial owner of more than 5% of our outstanding stock; and any immediate family member of any of the foregoing.

Our Audit Committee reviews any financial transaction, arrangement or relationship in which a related party has a direct or indirect material interest and the amount involved exceeds the applicable threshold. The Audit Committee reviews each such transaction, arrangement or relationship and takes such action as it deems necessary or appropriate, including approving, disapproving, ratifying, canceling or recommending to management how to proceed with such transaction. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote respecting such transaction.

Related Party Transactions

Newton Incorporation Limited. Mr. Ravid, our Chief Executive Officer and a director, is a director and shareholder of Newton Incorporation Limited, which was engaged by the Company for investor relations purposes.

CO-Finance Financial and Accounting Consulting Ltd. As described under “Executive Compensation — Employment and Consulting Agreements,” the Company has entered into a Consulting Agreement with CO-Finance, a company wholly owned by Mr. Attiya, our Chief Financial Officer, pursuant to which CO-Finance provides the services of Mr. Attiya to the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Such officers, directors, and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025, filed with the SEC, except as set forth below, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2025. Oren Attiya, Sean Schnapp, and Liat Franco have not filed their required Form 3 Initial Statement of Beneficial Ownership.

During the year ended December 31, 2025, no director or officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company adopted or terminated any Rule 10b5-1 trading arrangements or non-Rule 10b5-1 trading arrangements (in each case, as defined in Item 408(a) of Regulation S-K).

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 295 E. Renfro Street, Suite 300, Burleson, Texas 76028, in writing not later than April 19, 2027, which is 120 calendar days prior to the anniversary of the date on which this Proxy Statement was first released to stockholders, unless the date of the 2027 annual meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, in which case the deadline will be a reasonable time before we begin to print and send our proxy materials.

Stockholders intending to present a proposal or nominate a director at our 2027 annual meeting of stockholders, but not to include the proposal or nomination in our proxy statement, must comply with the requirements set forth in our bylaws and applicable law. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 12, 2027.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to Sadot Group Inc., Attention: Secretary, 295 E. Renfro Street, Suite 300, Burleson, Texas 76028, or contact us by telephone at (832) 604-9568. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

2025 ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is being made available to stockholders together with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements, as filed with the SEC. Stockholders should direct the written request to Sadot Group Inc., Attention: Secretary, 295 E. Renfro Street, Suite 300, Burleson, Texas 76028.

By Order of the Board of Directors
/s/ Chagay Ravid
Burleson, Texas	Chagay Ravid
August 17, 2026	Chief Executive Officer and Director

ANNEX A

SADOT GROUP INC. 2026 STOCK INCENTIVE PLAN

SADOT GROUP INC.

2026 Stock Incentive Plan

1. Purpose. The purpose of the Sadot Group Inc. 2026 Stock Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c) “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a repeated failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act or omission involving fraud, embezzlement, misappropriation or dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company or that is otherwise likely to be injurious to the business or reputation of the Company or its Affiliates; or (D) the Participant’s conviction of, indictment for, or pleading guilty or nolo contendere to, any (x) felony or (y) other crime involving fraud or moral turpitude. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii) The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii) The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv) A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v) The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company. If the timing of payments provided under an Award Agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Section 409A, a Change in Control must also constitute a Change in Control Event as defined under Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j) “Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means Sadot Group Inc., a Nevada corporation, together with its successors and assigns.

(l) “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) “Disability” as defined in any employment or consulting agreement or similar document or policy in effect between the Participant and the Company or an Affiliate or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Disability” contained therein), the inability of the Participant to perform the essential functions of the Participant’s job by reason of a physical or mental infirmity, for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z) “Option” means an Award granted under Section 7 of this Plan.

(aa) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii) “Person” has the meaning given such term in the definition of “Change in Control.”

(jj) “Plan” means this Sadot Group Inc. 2026 Stock Incentive Plan, as amended from time to time.

(kk) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(ll) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(nn) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(pp) “Section 409A” means Section 409A of the Code (together with all Treasury Regulations, guidance, compliance programs, and other interpretative authority thereunder.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ss) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(tt) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(uu) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv) “Substitute Award” has the meaning given such term in Section 5(e).

(ww) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective on September 10, 2026, the date on which it is approved by the stockholders of the Company, which date shall be within twelve (12) months before or after the date of the Plan’s adoption by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be September 10, 2036, the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons. No more than five percent (5%) of the aggregate number of Common Shares available for issuance pursuant to Section 5(b) hereof may be granted pursuant to Awards that are eligible to vest prior to the first anniversary of the Date of Grant. No Participant shall be eligible to receive or accrue dividends or dividend equivalent rights with respect to the Common Shares subject to an unvested Award, including without limitation, an Award of Stock Appreciation Rights or Restricted Stock Units.

(b) Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 3,000,000 Common Shares.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof; and (iv) shares purchased in the open market using proceeds received upon the exercise of an Option.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

(f) Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(ii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and/or foreign income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, but not later than the expiration of the SAR Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(ii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, that holders of Restricted Stock may not vote or receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b) Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. No Participant shall have voting rights with respect to any Awards of Restricted Stock. A Participant holding Restricted Stock granted hereunder shall not have the right to receive dividends on the Restricted Stock during the Restriction Period. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11. Performance Compensation Awards.

(a) Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including, without limitation, adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals). All adjustments shall be made in good faith compliance with Section 409A.

13. Effect of Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the security deliverable upon settlement of the Awards), including, in the case of Options, substitution by the surviving company or corporation or its parent of restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, in an amount equal to the intrinsic value of such Options; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, (x) such fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Common Shares subject to such Awards (or, if no such consideration is paid, the Fair Market Value of the Common Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Exercise Price or Strike Price, as applicable, with respect to such Awards or the portion thereof being canceled (or if no such excess, zero), and (y) to the extent that the Options, Stock Appreciation Rights or similar Awards are not then vested, such excess may be paid in restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, Stock Appreciation Rights or similar awards, in an amount equal to the intrinsic value of such Options, Stock Appreciation Rights or similar Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(c) Prohibition on Repricing. Subject to Section 5, the Committee shall not, without the approval of the stockholders of the Company (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock.

15. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment or service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

ANNEX B

FORM OF PROXY CARD

SADOT GROUP INC.

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

VOTE BY INTERNET — www.edocumentview.com/SDOT

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-652-VOTE

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY

SADOT GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7, 8 AND 9.

1. Election of the five (5) director nominees listed in the Proxy Statement, to hold office until the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

For All	Withhold All	For All Except
☐	☐	☐

Nominees:

01) Chagay Ravid For ☐ Withhold ☐

02) Sean Schnapp For ☐ Withhold ☐

03) Alexander David For ☐ Withhold ☐

04) Liat Franco For ☐ Withhold ☐

05) Yuriy Shirinyan For ☐ Withhold ☐

B-1

	For	Against	Abstain
2. Proposal to ratify the appointment of Kreit & Chiu CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Proposal to approve the Sadot Group Inc. 2026 Stock Incentive Plan, pursuant to which 3,000,000 shares of common stock will be reserved for issuance thereunder.	☐	☐	☐
4. Proposal to approve, for purposes of complying with the rules and regulations of The Nasdaq Capital Market, the issuance of all of the shares of common stock issuable upon conversion of, or otherwise pursuant to, the senior secured convertible notes issued and issuable pursuant to the Securities Purchase Agreement, dated as of July 16, 2026, by and among the Company and the investors named therein, without regard to any limitations on conversion set forth in such notes, and assuming all Second Notes and all Additional Notes have been issued thereunder.	☐	☐	☐
5. Proposal to approve authority for the Board of Directors, in its sole discretion, to effect one or more reverse stock splits of the Company’s issued and outstanding common stock at a ratio within the range of 5-for-1 up to 250-for-1, at such time or times as the Board of Directors may determine on or prior to December 31, 2027, through one or more amendments to the Company’s Articles of Incorporation.	☐	☐	☐
6. Proposal to approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 12,500,000 to 1,000,000,000.	☐	☐	☐
7. Proposal to approve, for purposes of complying with the rules and regulations of The Nasdaq Capital Market, the issuance of all of the shares of common stock issuable pursuant to the Equity Purchase Facility Agreement, dated as of July 16, 2026, by and between the Company and the investor named therein, without regard to the Exchange Cap limitation set forth therein.	☐	☐	☐
8. Proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), the issuance of shares of common stock upon conversion of up to $5,000,000 in aggregate principal amount of the promissory note issued by the Company on June 2, 2026 to Shrvan Kumar Yadav as partial consideration for the Company’s acquisition of Anira Consulting FZC, subject to and conditioned upon the Company and the holder of such note entering into a definitive agreement providing for a conversion price per share of not less than 75% of the market price of the common stock (a maximum discount of 25%), as described in the Proxy Statement.	☐	☐	☐
9. Proposal to approve one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal Nos. 4, 5, 6, 7 or 8.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

____________________________	_____________	____________________________	_____________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.edocumentview.com/SDOT.

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SADOT GROUP INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 10, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Chagay Ravid and Oren Attiya, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of the common stock of Sadot Group Inc. (the “Company”) which the undersigned would be entitled to vote at the Company’s Annual Meeting of Stockholders to be held on September 10, 2026, at 10:00 a.m., Eastern Time, virtually via live webcast at https://www.meetnow.global/MWWHJMS, and any continuation, postponement or adjournment thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each of the named nominees as directors and FOR Proposals 2, 3, 4, 5, 6, 7, 8 and 9.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

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